Exhibit 10.2

11 Good Energy Sciences, Inc.

4450 Belden village Street N.W., Suite 800

Canton, OH 44718

Mario Larach, as the Sellers’ Representative

3525-723 Del Mar Heights Rd.

San Diego, CA 92130-2122

Re: Stock Purchase Agreement dated July 11, 2011(the “Agreement”), by and among 11 Good Energy, Inc., a Delaware corporation (“Parent”), 11 Good Energy Sciences, Inc, a Delaware corporation and a wholly-owned subsidiary of Parent (“Buyer”), Kai BioEnergy Corp., a Hawaiian corporation (“Company”) and the Company’s stockholders, namely, Mario Larach and Frank Infelise (such stockholders, collectively, the “Sellers”).

Gentlemen:

This letter shall serve as confirmation that you as Sellers’ Representative and Buyer have mutually agreed to extend the Closing Date in section 2.1(b) of the above captioned Agreement to the close of business on August 5, 2011. Also the reference to August 3, 2011 contained in section 8.1(b) of the above captioned Agreement is likewise changed to the close of business on August 5, 2011. All other terms and conditions of the Agreement remain unchanged.

11 GOOD ENERGY SCIENCES, INC.

By:/s/ Gary R. Smith
Gary R. Smith, COO

Sellers’ Representative

By: /s/ Mario Larach
Mario Larach, as Sellers’ Representative